INVESTOR RELATIONS ESCROW AGREEMENT

This AGREEMENT (this “Agreement”) made as of October 16, 2009 by and between China Infrastructure Construction Corporation, a Colorado corporation (the “Issuer”), 2361 Campus Drive, Suite 100, Irvine, CA 92612, Anslow & Jaclin, LLP, 195 Route 9 South, 2nd Floor, Manalapan, NJ 07726 (the “Escrow Agent”) and Trillion Growth China General Partner (the “Subscriber Representative”).

WITNESETH:

WHEREAS, the Issuer is offering to the subscribers (the “Subscribers”) on a “best efforts” basis, up to $10,000,000 of its common stock, no par value (the “Purchased Shares”) at a per share purchase price of $3.90 (the “Offering”), in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D and/or Regulation S as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended;

WHEREAS, the Issuer proposes to establish an escrow account (the “Escrow Account”), which shall include $120,000 of the Offering proceeds to be used for investor relations fees (the “IR Escrow Amount”); and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Subscribers have appointed Trillion Growth China General Partner as such subscriber’s representative (the “Subscriber Representative”) to act on their collective behalf with respect to this Agreement and all amendments thereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.             Appointment of Escrow Agent.  The Issuer and Subscriber Representative hereby appoint Anslow & Jaclin, LLP as escrow agent to act in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to establish the Bank Account on the terms and subject to the conditions hereinafter set forth.

2.             Establishment of the Bank Account.  The Escrow Agent shall establish a non-interest-bearing bank account at the branch of the Bank selected by the Escrow Agent (heretofore defined as the “Bank Account”).  The purpose of the Bank Account is for (a) the deposit of the IR Escrow Amount by the Issuer, and (b) the disbursement of collected funds, all as described herein.

3.             Delivery of the Escrow Funds.

3.1           The Issuer hereby directs the Escrow Agent to allocate the IR Escrow Amount (the “Escrow Funds”) separately from the proceeds of the Offering at the closing, to be held and disbursed by the Escrow Agent as provided in this Agreement.  The Escrow Funds shall be held by the Escrow Agent in the Bank Account as follows:

Bank Address:	Wachovia Bank NA
800 West Main Street
Freehold, New Jersey 07726
ABA No.:  031201467
Account: Anslow & Jaclin LLP Attorney Trust Account
Account No.:  2000013292968
Attn: Joseph M. Lucosky, Esq.
Reference: China Infrastructure Construction Corporation

3.2           For a three (3) year period after the date this Agreement, the Issuer shall replenish the IR Escrow Account on each yearly anniversary of the date hereof, so that the balance of funds in the escrow account should equal the IR Escrow Amount as of that date.

4.             Disbursements from the Bank Account. The Escrow Agent shall hold the Escrow Funds in accordance with the terms of this Agreement. The Escrow Agent shall release the IR Escrow Amount in incremental amounts, pursuant to written instructions by the Issuer, to the investor relations firm retained by the Company pursuant to that certain Subscription Agreement dated as of the date hereof, by and among the Company and the Subscribers.  If any of the IR Escrow Amount has not been disbursed as of the date which is three (3) years from the date hereof, the balance of the IR Escrow Amount will be returned to the Issuer.

5.             Duration. This Agreement shall terminate upon the disbursement of the entire IR Escrow Amount in accordance with Section 4.

6.             Interpleader.  Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Funds, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties.  The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent.  If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date.  Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in New York, New York, and the Escrow Funds in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Funds.

7.             Exculpation and Indemnification of Escrow Agent.

7.1           The Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document.  Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

7.2           The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

7.3           The Escrow Agent will be indemnified and held harmless, jointly and severally, by the Issuer from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other parties hereto in writing.  For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section 7 shall survive the termination of this Agreement.

8.             Fees and Expenses. Upon closing of the Offering, the Issuer shall pay to the Escrow Agent a fee of $2,500 as reimbursement for agreeing to perform the services set forth in this Agreement.  In addition, the Issuer agrees to pay the Escrow Agent’s costs and expenses including reasonable attorney’s fees in the event of any dispute or litigation threatened or commenced which requires the Escrow Agent in its opinion to refer such matter to its attorneys.  Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel.

9.             Resignation of Escrow Agent.  At any time, upon five (5) days’ written notice to the Issuer, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder.  As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the Issuer the Escrow Funds held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof.  If, by the end of the 5-day period following the giving of notice of resignation by the Escrow Agent, the Issuer shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Funds into the registry of any court having jurisdiction.

10.             Records.  The Escrow Agent shall maintain accurate records of all transactions hereunder.  Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, the Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions.  The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

11.             Notice.  All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:

Anslow + Jaclin, LLP
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Attention: Joseph M. Lucosky, Esq.

If to the Issuer:

China Infrastructure Construction Corporation
C915 Jia Hao International Business Center
116 Zizhuyuan Road Haidan District, Beijing, China
Attention: Rong Yang, Chief Executive Officer

If to the Subscriber Representative:

Trillion Growth China LP
11620 Wilshire Blvd., Suite 540
Los Angeles, CA 90025
Attention: Corey Mitchell, President

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

12.             Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

13.             Assignment and Modification.  This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement.  No portion of the Escrow Funds shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

14.             Applicable Law. This Agreement shall be governed by and construed with the laws of the State of New York applicable to contracts made and to be performed therein.  Any litigation concerning the subject matter of this Agreement shall be exclusively prosecuted in the state or federal courts located in New York, New York, and all parties consent to the exclusive jurisdiction and venue of those courts.

15.             Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

16.             Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ANSLOW & JACLIN, LLP

By:
Name:
Title:

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION

By:
Name:
Title:

TRILLION GROWTH CHINA GENERAL PARTNER

By:
Name:
Title: